Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 6, 2021, with respect to the consolidated financial statements of BigBear.ai Holdings, LLC and Subsidiaries contained in the Registration Statement and Preliminary Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Preliminary Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Arlington, Virginia

January 18, 2022